                                                                     Exhibit 4-B

               AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT

     This Amendment No. 1 (the "Amendment") is dated as of December 15, 1999 among Bindley Western Funding Corporation (the "Seller"), Falcon Asset Securitization Corporation ("Falcon"), the financial institutions signatory hereto (the "Investors") and Bank One, NA (formerly known as The First National Bank of Chicago), as agent (the "Agent") for Falcon and the Investors (collectively, the "Purchasers").

                             W I T N E S S E T H :

     WHEREAS, the Seller, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement dated as of December 28, 1998 (the "Agreement"); and

     WHEREAS, the Seller the undersigned Purchasers and the Agent desire to amend the Agreement so as to (i) add Sun Trust Bank, Central Florida, NA, The Northern Trust Company, The Huntington National Bank and Bank One, Indiana, NA as Investors thereunder (the "New Investors"), (ii) remove NationsBank, N.A. (now known as Bank of America National Trust and Savings Association) and NBD Bank, N.A. (the "Exiting Investors") as Investors thereunder, (iii) increase the aggregate Commitments of the Investors thereunder to $350,000,000, and (iv) amend various other provisions of the Agreement as more fully described hereinafter;

     NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.    Defined Terms. Capitalized terms used herein and not otherwise
           -------------
defined shall have their meanings as attributed to such terms in the Agreement.

     2.    Amendments to the Agreement.
           ---------------------------

     2.1.  Amendment to Section 7.1(e)(i). Section 7.1(e)(i) of the Agreement is
           ------------------------------
hereby amended by deleting the percentage "28.0%" where it appears therein and inserting the percentage "23.0%" in lieu thereof.

     2.2.  Amendment to Section 1.11.  Section 1.11 of the Agreement is hereby
           -------------------------
deleted in its entirety.

     2.3.  Amendment to Section 1.12.  Section 1.12 of the Agreement is hereby
           -------------------------
deleted in its entirety.

     2.4.  Increase in the Total Commitment. The Total Commitment amount set
           --------------------------------
forth on the first signature page to the Agreement is hereby amended by deleting the amount "$250,000,000" where it appears thereon and inserting the amount "$350,000,000" in lieu thereof.

     2.5.  Adjustment of Commitments.  The signature pages to the Agreement are
           -------------------------
hereby amended by deleting the amount of the Commitment of each Investor set forth on the signature pages of the Agreement and inserting in lieu therefor the amount set forth opposite such Investor's respective signature hereto.

     2.6.  Amendment to the Definition of Commitment. The definition of
           -----------------------------------------
"Commitment" appearing in Exhibit I to the Agreement is hereby amended in its entirety to read as set forth below:

           "'Commitment' means, for each Investor, the commitment of such
             -----------------
Investor to purchase its Pro Rata Share of Receivable Interests from (i) the Seller and (ii) Falcon, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Investor's name on the signature pages of Amendment No. 1 to the Agreement dated as of December 15, 1999, as such amount may be modified in accordance with the terms hereof."

     2.7.  Amendment to the Definition of Liquidity Termination Date.  The
           ---------------------------------------------------------
definition of "Liquidity Termination Date" appearing in Exhibit I to the Agreement is hereby amended in its entirety to read as set forth below:

           "'Liquidity Termination Date' means December 13, 2000."
             --------------------------

     2.8.  Amendment to the Definition of Total Government Obligor Limit.  The
           -------------------------------------------------------------
definition of "Total Government Obligor Limit" appearing in Exhibit I to the Agreement is hereby amended by deleting the percentage "10%" where it appears therein and inserting the percentage "17%" in lieu thereof.

     3.    Termination of the Commitments of the Exiting Investors.  Upon the
           -------------------------------------------------------
effectiveness of this Amendment pursuant to paragraph 6 hereof, the Commitments of the Exiting Investors are hereby terminated and cancelled in full and the Exiting Investors shall cease to be Investors under the Agreement.

     4.    Inclusion of the New Investors. Upon the effectiveness of this
           ------------------------------
Amendment pursuant to paragraph 6 hereof, each New Investor (a) shall for all purposes be an Investor under and pursuant to the terms of the Agreement, as amended hereby, (b) shall have all the rights and obligations of an Investor ender the Agreement, as amended hereby, and (ii) shall have the respective Commitment under the Agreement in the amount set forth opposite its signature hereto.

     5.    Representations and Warranties.  In order to induce the Agent and the
           ------------------------------
undersigned Purchasers to enter into this Amendment the Seller represents and warrants that:

     5.1. The representations and warranties set forth in Article III of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and that there exists no Termination Event or Potential Termination Event on the date hereof.

     5.2. The execution and delivery by the Seller of this Amendment has been duly authorized by proper corporate proceedings of the Seller and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

     5.3. Neither the execution and delivery by the Seller of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Seller or any Subsidiary or the Seller's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Seller or any Subsidiary is a party or is subject, or by which it or its property, is bound, or conflict with or constitute a default thereunder.

     6.    Effective Date.  This Amendment shall become effective as of the date
           --------------
above first written upon receipt by the Agent of (i) counterparts of this Amendment duly executed by the Seller and each of the Investors and (ii) payments for the accounts of the Exiting Investors of all Investor Fees payable to the Exiting Investors under the Agreement, accrued for the period through and including the date of this Amendment. The Agent agrees to promptly remit such amount to the Exiting Investors upon its receipt thereof.

     8.    Ratification.  The Agreement, as amended hereby, is hereby ratified,
           ------------
approved and confirmed in all respects.

     9.    Reference to Agreement. From and after the effective date hereof,
           ----------------------
each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

     10.   Costs and Expenses. The Seller agrees to pay all costs, fees, and
           ------------------
out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

     11.   CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
           -------------
THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

     12.   Execution in Counterparts. This Amendment may be executed in any
           -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Seller, the undersigned Investors and the Agent have executed this Amendment as of the date first above written.



                                             BINDLEY WESTERN FUNDING
                                             CORPORATION, as Seller

                                             By: /s/ Thomas J. Salentine
                                                 -----------------------

                                             Title: Chairman
                                                    --------


                                             FALCON ASSET SECURITIZATION
                                             CORPORATION

                                             By: /s/ Ronald J. Adkins
                                                 --------------------

                                             Authorized Signatory


                                             BANK ONE, NA (formerly known as
                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO), as Agent

                                             By: /s/ Ronald J. Adkins
                                                 --------------------

                                             Title: First Vice President
                                                    --------------------

                                             INVESTORS
                                             ---------

Total Commitment
----------------
$350,000,000

Commitment                                   BANK ONE, INDIANA, NA
----------
$180,000,000

                                             By: _______________________

                                             Title: ____________________



Commitment                                   COMERICA BANK
----------
$35,000,0000
                                             By: _______________________

                                             Title: ____________________



Commitment                                   KEYBANK NATIONAL ASSOCIATION
----------
$33,000,000
                                             By: _______________________

                                             Title: ____________________



Commitment                                   THE NORTHERN TRUST COMPANY
----------
$30,000,000
                                             By: _______________________

                                             Title: ____________________



                                             NATIONAL CITY BANK OF INDIANA
Commitment
----------
$25,000,000                                  By: _______________________

                                             Title: ____________________

Commitment                                   THE HUNTINGTON NATIONAL BANK
----------
$20,000,000
                                             By: _______________________

                                             Title: ____________________



Commitment                                   SUNTRUST BANK, CENTRAL
----------
$15,000,000                                  FLORIDA, N.A.

                                             By: _______________________

                                             Title: ____________________



Commitment                                   FIFTH THIRD BANK, INDIANA
----------
$12,000,000
                                             By: _______________________

                                             Title: ____________________



Commitment                                   BANK OF AMERICA NATIONAL
----------
$ -0-                                        TRUST AND SAVING ASSOCIATION
                                             (formerly known as NATIONSBANK,
                                             N.A.)

                                             By: _______________________________

                                             Title: ____________________________


Commitment                                   NBD BANK, N.A.
----------
$ -0-
                                             By: _______________________________

                                             Title: ____________________________